SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             UNITED BANKSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     3)  Filing Party:

     4)  Date Filed:

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                             UNITED BANKSHARES, INC.
                                 P. O. BOX 1508
                                  UNITED SQUARE
                             FIFTH AND AVERY STREETS
                        PARKERSBURG, WEST VIRGINIA 26102
                                 (304) 424-8800

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

       NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 1998 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. ("United") will be held at The University of Charleston, 2300 MacCorkle Avenue, S.E., Charleston, West Virginia, on May 18, 1998, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

       1. To elect twenty-one (21) persons to serve as Directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

       2. To act upon any other business which may properly come before this Annual Meeting or any adjournment or adjournments thereof. The Board of Directors at present knows of no other business to come before this Annual Meeting.

       The close of business on March 31, 1998, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Annual Meeting.

       WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

       TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

                                       By Order of the Board of Directors

                                       /s/ Richard M. Adams
                                       ____________________________
                                       Richard M. Adams
                                       Chairman of the Board and
                                       Chief Executive Officer

April 7, 1998


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                             UNITED BANKSHARES, INC.
                                 P. O. BOX 1508
                                  UNITED SQUARE
                             FIFTH AND AVERY STREETS
                        PARKERSBURG, WEST VIRGINIA 26102
                                 (304) 424-8800

                                 PROXY STATEMENT

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 1998

                     SOLICITATION AND REVOCATION OF PROXIES

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Bankshares, Inc. ("United") for its 1998 Annual Meeting of Shareholders (the "1998 Annual Meeting") to be held May 18, 1998.

       A proxy for use by the shareholders of United in connection with the 1998 Annual Meeting accompanies this Proxy Statement, which is being mailed to the shareholders of United on or about April 7, 1998. The proxy will be voted in accordance with the specifications made thereon by the United shareholder. See OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS. If a shareholder does not specify how the shareholder's proxy is to be voted, a properly executed proxy will be voted "FOR" the election of the twenty-one (21) persons nominated as directors.

       As of the date of mailing of this Proxy Statement, the Board of Directors of United is not aware of any other business to be acted upon at the 1998 Annual Meeting, and it is not anticipated that other matters will be brought before that meeting. However, if any other matters should be brought before the 1998 Annual Meeting, it is intended that, unless otherwise specified on the proxy of the United shareholder, the persons appointed as proxies may vote thereon according to their judgment in light of conditions then prevailing and the recommendations of the Board of Directors of United.

       Any shareholder of United has the right to revoke his or her proxy at any time before it is voted (i) by giving written notice to the Chairman of United,
(ii) by submitting a subsequently dated Proxy or (iii) by appearing at the 1998 Annual Meeting and voting in person.

       This proxy solicitation is made by the Board of Directors of United, and the costs of soliciting proxies will be paid by United. In addition to soliciting by mail, directors, officers and regular employees of United and its subsidiaries, who will receive no compensation for their services other than their regular salaries and fees, may solicit proxies by telephone, telegraph or personal interview. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of United common stock held in their names and are to be reimbursed for their reasonable expenses in so doing. In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, custodians, nominee holders and institutional investors, United has retained Corporate Investor Communications, Inc. of Carlstadt, New Jersey ("CIC"). Pursuant to a retention letter dated March 10, 1998, CIC will contact all broker and other nominee accounts identified on United's shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to the beneficial owners. CIC will then assist in the delivery of proxy materials to these accounts for distribution. CIC will also assist in distribution of proxy materials to institutional investors. CIC will follow-up with the brokers, other nominee accounts and institutional investors, requesting return of proxies. United is not retaining CIC to solicit proxies from registered holders or from non-objecting beneficial owners. CIC's fee for the above services is $3,500, plus reasonable disbursements which may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

       Only shareholders of record at the close of business on March 31, 1998, are entitled to notice of and to vote at the 1998 Annual Meeting. On that date, there were 30,029,330 shares of the common stock of United issued and outstanding, net of treasury shares, which shares were held by approximately 5,225 shareholders.

       Each shareholder is entitled to one vote for each share owned on each matter brought before the 1998 Annual Meeting. In the election of directors, a shareholder of United may cast one vote for each share owned for each nominee. However, every shareholder of United also has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all votes for one candidate or distribute those votes among as many candidates and in such manner as the shareholder desires. Assuming the number of directors is twenty-one (21), as proposed by the current Board of Directors of United, each shareholder of United has the right to cast twenty-one (21) votes in the election of directors for each share of the common stock of United the shareholder held on the record date. IF YOU WISH TO EXERCISE, BY PROXY, YOUR RIGHT TO CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, YOU MUST PROVIDE A PROXY SHOWING HOW YOUR VOTES ARE TO BE DISTRIBUTED AMONG ONE OR MORE CANDIDATES.

       Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the twenty-one (21) nominees set forth in this Proxy Statement. However, if cumulative voting is invoked by one or more shareholders, the votes represented by other proxies may be cumulated, at the direction of the persons appointed as proxies with the recommendations of the Board of Directors of United, in order to elect to the Board of Directors the maximum number of nominees set forth in this Proxy Statement.

       A majority of the outstanding shares of United will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Abstentions and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus have no effect. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have the authority to vote on certain matters because its customer has not provided any voting instructions on the matter.


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                                TABLE OF CONTENTS

QUARTERLY COMMON STOCK PRICES AND DIVIDENDS..................................1

RECENT DEVELOPMENTS..........................................................1

PROPOSALS FOR ANNUAL MEETING.................................................2
         INTRODUCTION........................................................2

PROPOSAL - ELECTION OF DIRECTORS.............................................2
         Nominees for Board of Directors.....................................2
         Meetings and Committees of the Board of Directors...................5
         Compensation of Directors...........................................6
         Principal Shareholder of United.....................................6
         Beneficial Ownership of Securities by Executive Officers............6
         Executive Officers..................................................7

EXECUTIVE COMPENSATION.......................................................8
         Board Compensation Committee Report.................................8
         Performance Graph...................................................9
         Summary Compensation Table..........................................10
         Stock Option Grants Table...........................................10
         Stock Option Exercises and Year-End Value Table.....................11
         Officer Employment Contracts........................................11
         Change of Control Agreements........................................11
         Employee Benefit Plans..............................................12
         Compensation Committee Interlocks and Insider Participation.........14
         Transactions with Management and Others.............................14

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................15

INDEPENDENT AUDITORS.........................................................15

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING................................15

AUDITED FINANCIAL STATEMENTS

         See separate report accompanying this proxy statement

FORM 10-K

         A copy of the 1997 Form 10-K Annual Report filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 will be forwarded to shareholders at no charge, upon written request. Shareholders desiring a copy should direct their request to the Secretary, United Bankshares, Inc., United Square, Fifth and Avery Streets, Parkersburg, West Virginia 26102.

             Registrar and
             Transfer Agent:                              Independent Auditors:

             ChaseMellon Shareholder Services, L.L.C.     Ernst & Young LLP
             85 Challenger Road                           900 United Center
             Overpeck Centre                              P. O. Box 2906
             Ridgefield Park, NJ   07660                  Charleston, WV  25330

                   QUARTERLY COMMON STOCK PRICES AND DIVIDENDS

                                 Dividends
                                 Per Share          High          Low
                                 ---------          ----          ---
         1997
         ----
Fourth Quarter                     $0.18           $24.38       $21.80
Third Quarter                      $0.17           $23.63       $19.13
Second Quarter                     $0.17           $21.25       $17.19
First Quarter                      $0.16           $17.44       $16.13

         1996
         ----
Fourth Quarter                     $0.16           $16.50       $14.63
Third Quarter                      $0.16           $15.13       $13.13
Second Quarter                     $0.15           $14.88       $13.38
First Quarter                      $0.15           $15.00       $14.25


                               RECENT DEVELOPMENTS

         On February 18, 1998 United Bankshares, Inc. ("United") and Fed One Bancorp, Inc. ("Fed One") of Wheeling, West Virginia, signed a definitive agreement whereby Fed One will merge with UBC Holding Company, Inc., a wholly-owned subsidiary of United. United will exchange 1.50 shares, as adjusted for the 100% stock dividend, of United common stock for each of the approximate 2,373,181 shares of Fed One common stock outstanding. The transaction will be accounted for using the pooling of interests method of accounting. It is anticipated that the proposed merger will be consummated early during the fourth quarter of 1998. Consummation of the transaction is subject to approval of the shareholders of Fed One, the approval of an articles amendment to increase United's authorized shares by United's shareholders, and the receipt of all required regulatory approvals, as well as other customary conditions.

         Fed One, with assets of approximately $367 million as of December 31, 1997, and its wholly-owned banking subsidiary, Fed One Bank, have twelve offices in the northern panhandle of West Virginia and in adjacent Ohio. Upon completion of the merger, it is anticipated that Fed One Bank will be merged with United's lead banking subsidiary, United National Bank.

         On March 9, 1998, both United and George Mason Bankshares, Inc. ("George Mason") held Special Meetings of Shareholders. George Mason shareholders were asked to consider and vote upon the Agreement and Plan of Merger dated September 10, 1997, and as amended December 10, 1997, between George Mason and United whereby George Mason Holding Company, a wholly-owned subsidiary of United would merge with and into George Mason pursuant to which George Mason would become a wholly-owned subsidiary of United (the "George Mason Merger"). United shareholders were asked to consider and vote upon two proposals in connection with the Merger. The first proposal was to amend the articles of incorporation of United to increase the number of authorized shares of common stock, par value $2.50 per share, of United from 20,000,000 to 41,000,000 shares. The second was a proposal to approve the issuance of the shares of United Common Stock to be issued in the merger. The respective shareholders of both United and George Mason overwhelmingly approved their respective proposals. No other matters came before either meeting or any adjournment or adjournments thereof.

         Effective April 2, 1998, George Mason merged with George Mason Holding Company and became a wholly-owned subsidiary of United in accordance with the terms and conditions of the Merger Agreement. For further details, see Note B to the Consolidated Financial Statements.

         In November 1997, United's Board of Directors approved a two-for-one stock split effected in the form of a 100% stock dividend which was distributed on March 27, 1998, to shareholders of record as of March 13, 1998. All references to shares and per share data have been retroactively restated for the effect of the dividend. For further details, see Note O to the Consolidated Financial Statements.

                          PROPOSALS FOR ANNUAL MEETING

                                  INTRODUCTION

         These proxy materials are being supplied in conjunction with the 1998 Annual Meeting of Shareholders of United Bankshares, Inc. ("United"). United is a West Virginia corporation registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended. United's wholly-owned banking subsidiaries include UBC Holding Company, Inc. and its wholly-owned subsidiary, United National Bank ("UNB"), and United Bank ("UB"). United also owns all of the stock of United Venture Fund, Inc. ("UVF"), a West Virginia Capital Company.

PROPOSAL - ELECTION OF DIRECTORS

NOMINEES FOR BOARD OF DIRECTORS

         The Bylaws of United provide that its Board of Directors shall consist of not fewer than five nor more than thirty-five persons, as may be determined, from time to time, by resolution adopted by the shareholders or by a majority of the Board of Directors. The twenty-one (21) persons listed below have been elected or appointed to serve as directors of United until the 1998 Annual Meeting. The individuals identified below are the nominees for election at the 1998 Annual Meeting to serve until the 1999 Annual Meeting or until their successors are elected and qualified. Each nominee is currently a director and has served continuously to date as a director beginning in the indicated year.

         Beneficial ownership of United's securities by directors as set forth below is as of February 28, 1998.

         Directors have sole voting and investment authority of directly owned shares. The total of directly owned shares also includes stock options granted to executive officers pursuant to incentive stock option plans. For three of the directors, direct ownership includes options to purchase shares, Richard M. Adams, who is an executive officer, 104,491 shares, Bernard H. Clineburg, who became the President of United as a result of the George Mason Merger, 46,623 shares, and I. N. Smith, Jr., who is a United consultant and a former executive officer, 10,506 shares. The options to purchase shares included in the direct ownership of all executive officers as a group total 511,393.

         Indirect shares for each individual director include those owned by spouses and immediate family members, shares held in any trust of which a director is a beneficiary, and shares held by a corporation which the director controls. These shares do not include the Trust Shares discussed herein.

         RICHARD M. ADAMS, who is Chairman and Chief Executive Officer of both United and UNB, became a director of United in 1984. Mr. Adams is 51 years old. He owns 527,478 shares of United directly and 184,140 shares indirectly, the total of which represents 2.37 percent of the total outstanding shares of United. Of the 184,140 shares indirectly owned by Mr. Adams, 51,180 shares are in the Stevenson Trust over which he exercises voting power, 71,628 shares owned by the members of his immediate family and 61,332 shares are held in two family trusts over which he exercises voting power but no investment authority. Messrs. Richard M. Adams and Douglass H. Adams, an executive officer, are brothers.

         ROBERT G. ASTORG, who is a CPA and Managing Director of American Express Tax and Business Services, Inc., a financial consultant and tax service, and a Partner of Astorg and Estep, CPAs, became director in 1991. Mr. Astorg is 54 years old. He owns 25,066 shares of United directly and 1,450 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. Mr. Astorg is a former Partner of Astorg and Altizer, CPAs.

         THOMAS J. BLAIR, III, who is a consulting engineer and the former President and Chief Executive Officer of Kelley, Gidley, Blair & Wolfe, Inc., former Chairman of the Board of UNB-Central, Heritage and Weston National, became a director in 1988. Mr. Blair is 64 years old. He owns 239,090 shares of United directly and 11,340 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United.

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         HARRY L. BUCH, who is an Attorney at Law, and Partner with Bailey,
Riley, Buch & Harman, became a director in 1990. Mr. Buch is 67 years old. He owns 12,126 shares of United directly which represents less than one percent of the total outstanding shares of United. Mr. Buch is a former Partner with Gompers, Buch, McCarthy & McLure.

         W. GASTON CAPERTON, III, who is the Director of the Institute on Education and Government of the Teachers College at Columbia University, the President of the Caperton Group and the former Governor of West Virginia, became a director in 1997. Mr. Caperton is 58 years old. He owns 23,084 shares of United indirectly which represents less than one percent of the total outstanding shares of United.

         BERNARD H. CLINEBURG, who is the President of United and Chairman of the Board and Chief Executive Officer for United Bank and the former President and Chief Executive Officer of George Mason Bankshares, Inc., became a director of United on April 2, 1998, as a result of the George Mason Merger. Mr. Clineburg is 49 years old. He owns 129,228 shares directly, including 67,790 owned shares jointly with his wife, which represents less than one percent of the total shares outstanding.

         C. BARRIE COOK, M.D., who is the Chairman of the Board of American Medical Laboratories, Inc. and the former Chairman of the Board of George Mason Bankshares, Inc., became a director of United on April 2, 1998, as a result of the George Mason Merger. Dr. Cook is 73 years old. He owns 58,327 shares directly, including 17,008 shares jointly with his wife and 29,085 shares indirectly. Included in the 29,085 indirect shares are 28,688 shares held by his wife individually and 397 shares held by the Fairfax Pathology Association Ltd. Retirement Account for the benefit of Dr. Cook. The total of these shares represents less than one percent of the total shares outstanding of United.

         H. SMOOT FAHLGREN, who is Chairman and former Chief Executive Officer of Fahlgren, Inc., became a director in 1984. Mr. Fahlgren is 67 years old. He owns 299,900 shares of United directly which represents 1.00% of the total outstanding shares of United. Mr. Fahlgren is Mr. Graff's father-in-law.

         THEODORE J. GEORGELAS, who is the former Chairman of the Board of United Bank and is, President of Georgelas and Sons, Inc., a commercial real estate development company, and President and Chairman of the Board and Chief Executive Officer of Sector Communications, Inc., a technology company, became a director in 1990. Mr. Georgelas is 51 years old. He directly owns 87,914 shares of United which represents less than one percent of the total outstanding shares of United.

         F.T. GRAFF, JR., who is a practicing attorney and partner of Bowles Rice McDavid Graff and Love, became a director of United in 1984. Mr. Graff is 58 years old. He owns 4,000 shares of United directly and 6,000 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. The indirectly owned shares are held by a bank in a trustee account for Mr. Graff over which he exercises voting and dispositive power. Mr. Graff is Mr. Fahlgren's son-in-law.

         WILLIAM A. HAZEL, who is the Chairman of the Board of William A. Hazel, Inc., became a director of United on April 2, 1998, as a result of the George Mason Merger. Mr. Hazel is 52 years old. He owns 60,490 shares directly which represents less than one percent of the total outstanding shares of United.

         RUSSELL L. ISAACS, who is the owner of Russell L. Isaacs and Company, a consulting firm, became a director of United in 1984. Mr. Isaacs is 65 years old. He owns 41,916 shares of United directly which represents less than one percent of the total outstanding shares of United.

         ARTHUR KELLAR, who is the Chairman of the Board of EZ Communications, Inc., became a director of United on April 2, 1998, as a result of the George Mason Merger. Mr. Kellar is 74 years old. He owns 66,948 shares directly and 33,754 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United.

         JOHN M. MCMAHON, who is Chairman of the Board of Miller & Long Co., Inc., became a director of United on April 2, 1998, as a result of the George Mason Merger. Mr. McMahon is 57 years old. He owns 239,025 shares directly which represents less than one percent of the total outstanding shares of United.

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         G. OGDEN NUTTING, who is the former Chairman of the Board of UNB-N and is President of The Ogden Newspapers, Inc., became a director of United in 1986. Mr. Nutting is 62 years old. He owns 652,656 shares of United indirectly which represents 2.18 percent of the total outstanding shares of United. The voting and investment authority for the indirectly owned shares of Mr. Nutting are as follows: he has beneficial ownership, through shared investment or voting authority of 652,656 shares consisting of 41,904 shares held by Mr. Nutting as co-trustee, and 554,752 shares registered in the name of The Ogden Newspapers, Inc. of which Mr. Nutting is President. He is also a settlor and sole beneficiary of a trust which contains 56,000 shares.

         WILLIAM C. PITT, III, who is a hotel and resort developer, became a director of United in 1987. Mr. Pitt is 53 years old. He owns 10,000 shares of United directly which represents less than one percent of the total outstanding shares of United.

         I. N. SMITH, JR., who is a consultant for United and the former President of United, former Vice Chairman of UNB, and former President of UNB, became a director in 1986. Mr. Smith is 65 years old. He owns 27,052 shares of United directly and 442,700 shares indirectly, the total of which represents
1.56 percent of the total outstanding shares of United. Of the 442,700 shares indirectly owned beneficially by Mr. Smith, 10,550 shares are owned by members of his immediate family and 29,150 shares are in a trust with Mr. Smith as the beneficiary. The following shares owned of record by others may be deemed to be owned by Mr. Smith under the rules and regulations of the Securities and Exchange Commission: Kanawha City Company 30,000 shares; Kanawha Company 112,000 shares; Roane Land Company 1,000 shares; Roxalana Land Company 150,000 shares; and West Virginia Coal Land Company 110,000 shares.

         WARREN A. THORNHILL, III, who is an Attorney at Law, former Chairman of the Board of Summit Holding Corporation and Raleigh County National Bank and UNB-S, became a director of United in 1992. Mr. Thornhill is 69 years old. He owns 263,394 shares of United directly and 184,060 shares indirectly, the total of which represents 1.50 percent of the total shares outstanding of United. Mr. Thornhill's indirectly owned shares are owned by the members of his immediate family.

         WILLIAM W. WAGNER, who is a former executive Vice President of United, former Chairman of the Board of United Mortgage Company, Inc. and former Chairman of the Board and Chief Executive Officer of Eagle Bancorp, Inc., became a director of United in 1996. Mr. Wagner is 65 years old. He owns 534,076 shares of United directly which represents 1.78% of the total shares outstanding of United.

         P. CLINTON WINTER, JR., President of Bray & Oakley Insurance Agency and former Director of Eagle Bancorp, Inc., became a director of United in 1996. Mr. Winter is 50 years old. He owns 251,930 shares of United directly and 123,024 shares indirectly , the total of which represents 1.25% of the total shares outstanding of United. Of the 123,024 shares indirectly owned by Mr. Winter, 83,548 shares are held in trusts for Mr. Winter's mother and children for which Mr. Winter acts as executor and 36,800 shares are held by a company which Mr. Winter serves as President. Mr. Winter is a director of three companies, W.W. McDonald Land Company, Bruce McDonald Holding Company and Triadelphia Land Company, that have common boards of directors and common management officials. These entities own a total of approximately 383,796 shares or 1.28% of United stock.

         JAMES W. WORD, JR., who is President of Beckley Loan Company and Vice-President of Beckley Loan and Industrial Corporation became a director of United in 1992. He is 73 years old. He owns 63,486 shares of United directly and 59,616 shares indirectly, the total of which represents less than one percent of the total outstanding shares of United. Mr. Word's indirectly owned shares are owned by the members of his immediate family.

         Pursuant to the Merger Agreement, dated September 10, 1997 and as amended on December 10, 1997, between United and George Mason Bankshares, Inc., United agreed to take such action as was necessary to cause Bernard H. Clineburg, C. Barrie Cook, M.D., William A. Hazel, Arthur Kellar and John M. McMahon to be elected directors of United upon consummation of the Merger, for a term which expires at the 1998 Annual Meeting of the Shareholders. In addition, United agreed to include such persons as nominees for election as directors of United at the 1998 Annual Meeting of Shareholders.

         All directors and executive officers of United as a group, 26 persons, own 3,278,249 shares of United directly and 3,919,095 shares indirectly, the total of which represents 23.98 percent of the total shares outstanding for United. Included in indirectly owned shares is 2,207,544 shares of United common stock held by UNB's Trust Department serving in a fiduciary or agency capacity (the "Trust Shares"). The voting and investment authority for the Trust Shares held by the Trust Department is exercised by UNB's Board of Directors. The members of UNB's Board of Directors who are also directors or executive officers of United are: Richard M. Adams and Gary L. Ellis.

         Other nominations may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:

                      Section 5. NOMINATION OF DIRECTORS. Directors shall
             be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen
             (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

         If any nominee set forth above is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those nominees set forth above and, if they deem it advisable, for a substitute nominee named by the Board of Directors of United.

         It is the intention of the persons named in the accompanying proxy, unless the proxy specifies otherwise (or except under the circumstances involving cumulative voting in the election of directors described above), to vote "FOR" the proposal to elect the twenty-one (21) nominees to serve as directors of United until the 1998 Annual Meeting of shareholders and until their successors are elected and qualified.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of United met six times during 1997. The Board reviews management reports and general corporate policy. During the calendar year ended December 31, 1997, each director of United attended 75% or more of the total number of meetings of the Board and Board Committees on which he served during the period he served as a director, except for Thomas J. Blair, III, W. Gaston Caperton, III, John W. Dudley, Andrew J. Houvouras and William C. Pitt, III.

         The Board has three standing committees--the Executive, Audit, and Compensation Committees. The Audit Committee met four times in 1997 to review the quarterly reports of internal audit, all reports of external auditors, and all reports of examination by federal and state bank regulatory authorities. This committee consisted of: Robert G. Astorg, Chairman, R. Terry Butcher, C.
E. Goodwin, P. Clinton Winter, Jr. and James W. Word, Jr.

         The Executive Committee met five times during 1997. The Executive Committee may exercise the power of the Board of Directors between meetings of the full Board of Directors or upon the call of the Chairman, as directed by the Board and consistent with the provisions of West Virginia corporate law and United's articles of incorporation and bylaws. During 1997, the committee consisted of Richard M. Adams, Chairman,, Thomas J. Blair, III, Harry L. Buch,
W. Gaston Caperton, III, H. Smoot Fahlgren, Theodore J. Georgelas, Russell L. Isaacs, G. Ogden Nutting, William C. Pitt, III, I. N. Smith, Jr., Warren A. Thornhill, III, William W. Wagner and F. T. Graff, Jr., who also serves as Secretary for the Executive Committee.

         The Compensation Committee met one time during 1997. The Compensation Committee makes recommendations regarding officer compensation and budgetary matters to the Board of Directors. The committee consisted of the same members as served on the Executive Committee except for Messrs. R. Adams, Caperton and Smith. Mr. Isaacs is Chairman of the Compensation Committee.

COMPENSATION OF DIRECTORS

         Directors other than Executive Officers of United receive a retainer of $550 per month without regard to meeting attendance. In addition, each outside director receives a fee of $550 for each United Board Committee meeting attended except for Messrs. Isaacs and Astorg. Mr. Isaacs, as chairman of the Compensation Committee, receives $550 for each committee meeting attended, plus an additional retainer payment of $550 per quarter. Mr. Astorg, as Chairman of the Audit Committee, receives an additional retainer payment of $550 per month without regard to committee meeting attendance.

PRINCIPAL SHAREHOLDER OF UNITED

         The following table lists each shareholder of United who is the beneficial owner of more than 5% of United's common stock, the only class of stock outstanding, as of February 28, 1998.

                                                              AMOUNT AND NATURE OF      PERCENT OF
TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP        CLASS
--------------    ------------------------------------        --------------------      ---------
Common Stock      United National Bank Trust Department (1)         2,207,544             7.37%
                  514 Market Street, Parkersburg, WV 26101
                  (2,207,544 shares or 7.37% are registered
                  under the nominee name of Parbanc Co.)

         (1) UNB is a wholly-owned subsidiary of United and its Trust Department holds in fiduciary or agency capacity 2,207,544 shares of United's stock. The voting and investment authority for the shares held by the Trust Department is exercised by UNB's Board of Directors.

BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the named executives beneficial ownership of common stock of United as of February 28,1998:

                                                       Shares of Common
                                                     Stock of the Company
                                                    Beneficially Owned (1)
                                          ------------------------------------------
Title of Class     Name of Officer          Direct      Indirect    Percent of Class
--------------     ---------------        ----------  ------------  ----------------
Common Stock       Richard M. Adams         527,478      184,140          2.37%
Common Stock       Gary L. Ellis             83,970          -            0.28%
Common Stock       James B. Hayhurst, Jr.    90,626        7,868          0.33%
Common Stock       Joe L. Wilson             77,276       13,720          0.30%
Common Stock       Steven E. Wilson         115,008            8          0.38%

         (1) The amounts shown represent the total shares owned directly by such named executive officers together with shares which are owned indirectly. The direct shares include shares which are issuable upon the exercise of all stock options currently exercisable. These individuals have the right to acquire the shares indicated after their names, upon exercise of such stock options: Mr. R. Adams, 208,382; Mr. Ellis, 72,112; Mr. Hayhurst, 69,140; Mr. J. Wilson, 59,012;
and Mr. S. Wilson, 38,112. The indirect shares include those shares owned by spouses and immediate family members, shares held in trust in which the executive is a beneficiary, and shares held by a corporation which the executive controls.

Executive Officers

         Set forth below are the executive officers of United and relations that exist with affiliates and others for the past five years.

                                                           Principal Occupation and
                                                           Banking Experience During
      Name               Age     Present Position          The Last Five Years
      ----               ---     ----------------          --------------------------
Richard M. Adams         51      Chairman of the           Chairman of the Board ,
                                 Board & Chief             Chief Executive Officer &
                                 Executive Officer-        President-United; Chairman of
                                 United; Chairman of       the Board and Chief
                                 the Board & Chief         Executive Officer-UNB
                                 Executive Officer-UNB

Douglass H. Adams        59      Executive Vice-           Executive Vice-President-
                                 President & Director-     United; President, Vienna
                                 United; Executive Vice-   Office, UNB; Executive Vice-
                                 President - UNB           President - UNB

Bernard H. Clineburg     49      President & Director-     President and Chief Executive
                                 United;  Chairman of      Officer - George Mason
                                 the Board and Chief       Bankshares, Inc.; President
                                 Executive Officer-        and Chief Executive Officer-
                                 United Bank   (1)         George Mason Bank

Gary L. Ellis            56      Executive Vice-           Executive Vice-President
                                 President-United;         United; President-UNB
                                 President and
                                 Director - UNB

James B. Hayhurst, Jr.   51      Executive Vice-           Executive Vice-President-
                                 President - United;       United; Executive Vice-
                                 Executive Vice            President - UNB; President
                                 President - UNB           UNB Wood County Offices

Joe L. Wilson            49      Executive Vice-           Executive Vice-President,
                                 President-United;         United; Executive Vice
                                 Executive Vice-           President - UNB
                                 President - UNB

Steven E. Wilson         49      Executive Vice-           Executive Vice-President, Chief
                                 President, Chief          Financial Officer, Secretary and
                                 Financial Officer,        Treasurer -United; Executive Vice
                                 Secretary and             President, Chief Financial
                                 Treasurer-United;         Officer, Treasurer and
                                 Executive Vice-           Secretary - UNB
                                 President, Chief
                                 Financial Officer,
                                 Treasurer and
                                 Secretary - UNB


(1) Mr. Clineburg's current positions became effective on April 2, 1998, as a result of the George Mason Merger. Also effective at the time of the merger, Mr. Clineburg became a member of United's Executive Committee.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT

         The Compensation Committee is responsible for administration of United Bankshares, Inc.'s (United's) Executive Compensation programs. This includes recommendations related to base salary, short term incentives and long term stock option incentives for all Executive Officers of the Company.

         The Compensation Committee's Executive Compensation policies, developed based on competitive information, are designed to provide competitive levels of compensation that integrate pay with United's annual and long term performance goals and assist in attracting and retaining qualified executives.

         Periodically the Committee retains the services of nationally recognized compensation consulting firms to do an extensive review of the compensation program for all Executive Officers.

         William M. Mercer, Inc. reported to the Committee that the total compensation plan for Executive Officers was reasonable and competitive in view of the company's performance and the contribution of those officers to that performance.

         Executive Officers are paid base salaries determined by the value of their position compared to published survey data, information gathered on competing banks of similar size and the officer's individual performance level.

         The short term Incentive Plan stresses reward for achievement of performance goals set each year. Each Executive Officer participates in a pool of funds set aside for this purpose. Participation level is based on a rating system tied to accomplishment of assigned goals as well as a specific formula which relates the incentive award to a percentage of salary range midpoint. Company performance must exceed peer performance to activate compensation incentives.

         The United management team should share the same goals as its shareholders. Toward this end, the long term Incentive Stock Option Plan is designed to provide an ownership opportunity to key management personnel. Stock ownership provides an ever important stockholder perspective necessary for successful management of the company. Awards are based on industry guidelines which relate base compensation to stock price. Grant calculations are tested for reasonableness against competitive industry data, keeping in mind cumulative ownership targets.

         Mercer reported that stock option grants to Executive Officers have generally been conservative when compared to general industry and practices for major regional banking organizations. The most recent share allocations as a percentage of outstanding shares have been consistent with competitive practices in the banking industry.

         Peer group performance analysis is a continual process at United. Data provided by the Federal Reserve Bank Holding Company Performance Report is analyzed quarterly. Proxy data on an appropriate group of individual financial institutions is used to evaluate operating performance and profitability. United consistently performs well compared to peer.

         Base pay for Richard Adams, Chief Executive Officer was determined to be slightly below the median when compared to published compensation surveys from Watson Wyatt Data Services and the Ben Cole Financial Incorporated.

         Mr. Adams is awarded a pro-rata share of the established short term incentive pool based on his performance rating assigned by the Committee. The Mercer report concluded that total cash compensation for the position of CEO is appropriate in view of performance levels attained for companies of similar size.

         Stock option shares granted to Mr. Adams were determined to be competitive when compared by Mercer to the grant practices of a broad spectrum of banking organizations.

         Adams at age 51 has served the company for 29 years; 23 of those years he has been responsible for motivating and building the organization.

         United's stock price over the past 23 years of the current administration has moved from $3.00 per share to a high of $49.75 per share for an average annualized increase of 68%. The stock chart below shows how United's stock price has performed compared to two index groups. The five year chart shows United with price growth which has generally performed favorably compared to both index groups.

         Dividends have increased from $.11 cents per share to $1.35 cents per share or at a 49% average annualized rate. United's pay for performance compensation program emphasizing written performance objectives has been a major contributor to our ability to consistently enhance long-term shareholder value.

         No member of the Committee is a former or current officer or employee of United.

                             COMPENSATION COMMITTEE
                             ----------------------

Thomas J. Blair, III        Warren A. Thornhill, III      Harry L. Buch
Russell L. Isaacs           H. Smoot Fahlgren             G. Ogden Nutting
Theodore J. Georgelas       William C. Pitt, III          F. T. Graff, Jr.


                               PERFORMANCE GRAPH

         The following graph compares United's cumulative total shareholder return on its common stock for the five year period ending December 31, 1997, with the cumulative total return of the Standard and Poor's Midcap 400 Index and with the NASDAQ OTC Bank Index. There is no assurance that United's common stock performance will continue in the future with the same or similar trends as depicted in the graph. The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent United specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.


                            UNITED BANKSHARES, INC.

                             Total Return Analysis


                  [GRAPH APPEARS HERE--SEE PLOT POINTS BELOW]


                                         NASDAQ        S&P
                               UBSI        OTC        MIDCAP
                             -------     -------     -------
                   1992     $100.000    $100.000    $100.000
                   1993      136.514     129.366     111.722
                   1994      130.206     130.800     105.537
                   1995      165.517     189.413     135.684
                   1996      194.702     238.954     159.190
                   1997      290.907     390.899     234.429

                           SUMMARY COMPENSATION TABLE

         The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and each of the Company's other four most highly compensated executive officers during the last three fiscal years.

                                                                                       Long-Term
                                                            Annual Compensation       Compensation
                                                         -------------------------   --------------
                                                                                         Stock         All Other
       Name and Principal Position                       Year   Salary      Bonus      Options(#)    Compensation (1)
-----------------------------------------------------    ----  --------   --------     ----------    ------------
Richard M. Adams         Chairman of the Board           1997  $357,679   $140,400       28,000         $6,081    (2)
                         & Chief Executive Officer       1996   342,000    156,000       25,428          5,968
                                                         1995   313,500    147,000       25,428          5,910

Gary L. Ellis            Executive Vice President        1997   161,713     43,200       12,000          5,221    (2)
                                                         1996   157,200     48,000       12,056          5,153
                                                         1995   150,013     33,750       12,056          4,607

Steven E. Wilson         Executive Vice President        1997   167,730     43,200       14,000          5,253    (2)
                         Chief Financial Officer         1996   148,333     48,000       12,056          4,941
                         Secretary & Treasurer           1995   136,250     42,000       12,056          4,468

James B. Hayhurst, Jr.   Executive Vice President        1997   148,594     31,500       10,000          8,169    (2)

Joe L. Wilson            Executive Vice President        1997   137,222     21,600        8,000          4,008    (2)


(1) The aggregate value of all perquisites and other personal benefits did not exceed either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers; therefore, no disclosure has been made.
(2) The amounts included in "All Other Compensation" consist of United's contributions on behalf of the listed officers to the 401(K) Plan.


STOCK OPTION GRANTS TABLE

         The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 1997.


                                                     Stock Option Grants in Last Fiscal Year
                           ------------------------------------------------------------------------------------------
                                                                                           Potential Realizable Value
                                                                                            at Assumed Annual Rates
                                                                                          of Stock Price Appreciation
                                                Individual Grants                               for Option Term
                           -------------------------------------------------------------  ---------------------------
                            Number of
                            Securities       % of Total
                           Underlying    Options Granted to    Exercise or
                             Options      All Employees in      Base Price    Expiration
    Name                   Granted (#)       Fiscal Year        ($/Share)        Date           5% ($)    10% ($)
----------------------     -----------   -------------------   -----------    ----------       -------    -------
Richard M. Adams           28,000 (1)         12.99%              22.00       11/14/2007       387,396    981,744
Gary L. Ellis              12,000 (1)          5.57%              22.00       11/14/2007       166,027    420,747
Steven E. Wilson           14,000 (1)          6.50%              22.00       11/14/2007       193,698    490,872
James B. Hayhurst, Jr.     10,000 (1)          4.64%              22.00       11/14/2007       138,356    350,623
Joe L .Wilson               8,000 (1)          3.71%              22.00       11/14/2007       110,685    280,498


(1) Granted under the 1996 Incentive Stock Option Plan. The option exercise price is the market value of United's stock at the date the option was granted. All options granted under this plan are exercisable in accordance with a three year vesting schedule: 50% after the first year; 75% after the second year and 100% after three years.

                STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth certain information regarding individual exercises of stock options during 1997 by each of the named executives.

                                 Aggregate Stock Option Exercises in Last Fiscal Year and FY-End Stock Option Value
                           ------------------------------------------------------------------------------------------------
                                                                 Number of Unexercised       Value of Unexercised In-the-
                                                             Stock Options at FY-End (#)  Money Stock Options at FY-End ($)
                                                             ---------------------------  ---------------------------------
                           Shares Acquired        Value             Exercisable/                    Exercisable/
     Name                  on Exercise (#)     Realized ($)        Unexercisable                   Unexercisable
----------------------     ---------------     ------------       --------------                 -----------------
Richard M. Adams                15,000            250,313         145,786/47,072                 1,583,686/900,476
Gary L. Ellis                        0                  0          51,070/21,042                   613,797/398,877
Steven E. Wilson                 8,000             45,500          15,070/23,042                   225,297/442,877
James B. Hayhurst, Jr.           7,500            122,875          52,380/16,760                   545,513/320,813
Joe L. Wilson                        0                  0          45,260/13,754                   480,635/261,795


OFFICER EMPLOYMENT CONTRACTS

         Richard M. Adams, Chairman and Chief Executive Officer of United and UNB entered into an employment contract with United effective April 11, 1986. This contract was amended in 1989, again in January and November 1991, in April 1992 and again in November 1993. This most recent amendment initiated a new rolling five year term contract that is extended annually. Under the contract Mr. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and UNB. In November 1997, the Board extended Mr. Adams' contract to initiate a new five year term expiring on March 31, 2003. The contract provides for a base compensation of $410,000 and additional benefits consistent with the office. This base compensation may be increased but not decreased. If the contract is terminated by Mr. Adams for change in control, or for any reason other than mutual consent or criminal misconduct, Mr. Adams, or his family or estate, is entitled to his base salary for the remainder of the contract term.

         On July 27, 1990, United also entered into a Supplemental Retirement Plan with Mr. Adams. This plan provides for an annual supplemental retirement benefit upon his reaching age 65 or upon the later termination of his employment with United. The annual benefit will be equal to seventy percent of the average of Mr. Adams' three highest base salaries during his employment with United, reduced by benefits. The plan also provides for reduced benefits for early retirement after age 62 as well as payments to his spouse in the event of his death.

         United and UNB entered into an employment agreement with I. N. Smith, Jr., the now former President of United and Vice-Chairman of UNB, on December 17, 1985. The term of the agreement extends until Mr. Smith reaches the age of
75. In June of 1997, Mr. Smith retired from United. Until he reaches the age of 75, Mr. Smith shall render such consulting and advisory services as United may request, and shall receive for such services an annual fee of $36,000 until he reaches age 70, and $30,000 thereafter. The agreement also contains a provision which addresses the death of Mr. Smith. In addition, Mr. Smith has agreed to serve as a director of United and United has agreed to use its best efforts to nominate and elect him.

CHANGE OF CONTROL AGREEMENTS

         In March of 1994, United entered into agreements with Gary L. Ellis, Steven E. Wilson, James B. Hayhurst, Jr. and Joe L. Wilson to encourage those executive officers not to terminate their employment with United because of the possibility that United might be acquired by another entity. In November of 1996 United entered into a change of control agreement with Douglass H. Adams. The Board of Directors determined that such an arrangement was appropriate, especially in view of the recent entry of large regional bank holding companies into West Virginia. The agreements were not undertaken in the belief that a change of control of United was imminent.

         Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment because of a decrease in the total amount of the officer's base salary below the level in effect on the date of consummation of the change of control, without the officer's consent; a material reduction in the importance of the officer's job responsibilities without the officer's consent; geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer's location at the time of a change of control; failure by United to obtain assumption of the contract by its successor or any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

         Under the agreements, a change of control is deemed to occur in the event of a change of ownership of United which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") of direct or indirect "beneficial ownership" (as defined by Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of United's then outstanding securities, or the failure during any period of two
(2) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period.

         Under the agreements, severance benefits include: (a) cash payment equal to the officers monthly base salary in effect on either (i) the date of termination; (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of cash incentive award, if any, under United's Incentive Plan; (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of thirty-six (36) months following the date of termination.

         The agreements do not effect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary.

EMPLOYEE BENEFIT PLANS

         No directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

         United's subsidiaries provide, on a substantially non-contributory basis for all full-time employees, life, disability, hospital and dental insurance. Life insurance with value of 250% of base salary is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all salaried employees of United and its subsidiaries.

         Each employee of United, or its participating subsidiaries, who completes one year of eligible service and is 21 years of age is eligible to participate in the Pension Plan. The plan is noncontributory on the part of the employee. Vesting is attained with five years of participation.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE

Remuneration      15         20          25          30         35
---------------------------------------------------------------------


 $125,000       $30,744    $40,992     $51,241     $51,241    $51,241
  150,000        37,307     49,742      62,178      62,178     62,178
  175,000        37,307     49,742      62,178      62,178     62,178
  200,000        37,307     49,742      62,178      62,178     62,178
  225,000        37,307     49,742      62,178      62,178     62,178
  250,000        37,307     49,742      62,178      62,178     62,178
  275,000        37,307     49,742      62,178      62,178     62,178
  300,000        37,307     49,742      62,178      62,178     62,178
  325,000        37,307     49,742      62,178      62,178     62,178
  350,000        37,307     49,742      62,178      62,178     62,178
  375,000        37,307     49,742      62,178      62,178     62,178
  400,000        37,307     49,742      62,178      62,178     62,178
  425,000        37,307     49,742      62,178      62,178     62,178
  450,000        37,307     49,742      62,178      62,178     62,178
  475,000        37,307     49,742      62,178      62,178     62,178
  500,000        37,307     49,742      62,178      62,178     62,178

         The table above illustrates the operation of United's Pension Plan and Supplemental Retirement Plan ("SERP") by showing various annual benefits, after reduction for Social Security retirement income, assuming various annual base salaries and years of credited service. Benefit figures shown are computed on the assumption that participants retire at the normal retirement age of 65. For purposes of the table, it is assumed each participant is receiving benefits from the Pension Plan in the form of a life annuity. Benefits under the SERP are paid in the form of a life annuity.

         The SERP ensures that each participating executive officer, who retires at age 65, receives a level of retirement benefits, without regard to years of service, equal to 70% of the executive officer's average three highest base salary during his employment with United or an affiliated or successor entity. At the time a participating executive officer retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount, if any, of the payment due under the SERP: (i) the benefit under the Pension Plan; (ii) Social Security benefits payable; and (iii) any benefits under United's Savings and Stock Investment Plan.

         The estimated credited years of service for each of the executive officers named in the Summary Compensation Table under the Pension Plan as of December 31, 1997, are as follows: Mr. Adams 29 years; Mr. Ellis 16 years; Mr. Hayhurst 26 years; Mr. J. Wilson 27 years; Mr. S. Wilson 26 years.

         Each employee of United, who completes one year of eligible service, is eligible to participate in the United Savings and Stock Investment Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 10% of pretax earnings to his/her account which may be invested in any of four investment options chosen by the employee. United matches 100% of the first 2% of salary deferred and 25% of the second 2% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

         United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United's common stock. Purchases made by employees under this plan are coordinated by the Trust Department of UNB, and involve stock purchased at market price for this purpose.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         F.T. Graff, Jr., a member of the Board of Directors of United, its Executive Committee and the Board's Compensation Committee, is a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia. Bowles Rice McDavid Graff & Love rendered legal services to United and UNB during 1997 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love represent less than 5% of that firm's revenues for 1997.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         United's subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions were in the ordinary course of business and, with respect to loans, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions. United's subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and extend loans in compliance with such laws and only with the approval of the Board of Directors.

         Thomas J. Blair, III, a member of the Board of Directors of United, was party to certain loans made to him and his related businesses, in the normal course of business, by UNB. The largest aggregate amount of indebtedness outstanding on those loans during 1997 was approximately $2,135,000. Subsequent to year end Mr. Blair has paid off these loans. One such loan, which was acquired as a result of the Eagle Bancorp, Inc. merger, with a principal balance of approximately $140,000 and an interest rate of 7.50% had been classified as nonaccrual by UNB. Also, the loan, which Mr. Blair had been paying as agreed under a modified payment plan, was categorized as impaired and has been included in such category in United's 1997 Annual Report to Shareholders. Additionally, Mr. Blair had entered into an agreement dated September 17, 1996, with UNB, whereby he, as principal to two other loans with a total principal amount of approximately $1,960,000 and an interest rate of 9.50%, had pledged 144,420 shares of United common stock as a security interest. The stock was being held by UNB's Trust Department as the collateral agent for the purpose of receiving and accounting for the application of dividends and for the purpose of initiating quarterly sales of the stock on Mr. Blair's behalf, as was necessary, to satisfy the quarterly principal and interest requirements of those two obligations. In accordance with the agreement, UNB applied quarterly dividends when received, at its sole discretion, against either or both of the two obligations. Such payments commenced on November 17, 1996, and would have continued on a quarterly basis, through and until November 17, 1999, when all accrued interest, unpaid principal and any other sum owing would have been due and payable in full. The key assumptions utilized in reaching the agreement were that United's stock price and market interest rate would remain at the September 17, 1996 level. The timing of the sales must comply with applicable securities laws. Mr. Blair complied with all aspects of the agreement. These two loans with a combined principal balance of approximately $1,910,000 as of February 28, 1998, have also been paid off by Mr. Blair. However, these loans have been categorized as impaired by UNB as of year end 1997.

         The building utilized by UNB to house its Rosemar Circle Branch in North Parkersburg, West Virginia, is owned by Richard M. Adams, Chairman and Chief Executive Officer of United and UNB, his brother, Douglass H. Adams, Executive Vice President of United and their step-mother, Dorothy D. Adams. The Adams' lease the land from UNB at a nominal annual rental and lease the branch facility they constructed to UNB. The leases were entered into prior to UNB's ownership of the branch facility and were assumed by UNB upon its acquisition of the previous lessee, United Bank. Management believes the lease terms are comparable with lease terms for similar property in the market area.

         H. Smoot Fahlgren, a member of the Board of Directors of United, is Chairman of Fahlgren, Inc., an advertising agency with its headquarters in Parkersburg, West Virginia. The agency has provided the advertising for United since 1978. During 1997, payment for the advertising by United to Fahlgren, Inc. was less than 5% of that firm's revenues during the year 1997.

         F.T. Graff, Jr., a member of the Board of Directors of United, is a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia. Bowles Rice McDavid Graff & Love rendered legal services to United and UNB during 1997 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love represent less than 5% of that firm's revenues for 1997.

         UNB leases its Wheeling branch premises from The Ogden Newspapers, Inc. pursuant to a written lease agreement dated August 1, 1979 (the "Lease"). The Ogden Newspapers, Inc. is a shareholder of United, and the voting and investment authority for its shares are beneficially owned by its President, G. Ogden Nutting who is a director of United. Management believes the Lease is on terms comparable to market terms for similar rental space in Wheeling, West Virginia. The Lease provides for five (5) successive options to renew and extend the terms of the Lease for five (5) years each. United exercised its option to renew the Lease for five (5) years in 1989 and again in 1994. In addition, during the year 1997 subsidiaries of United advertised, at market rates, in newspapers published by The Ogden Newspaper, Inc. The fees paid in such advertising and the rent paid to The Ogden Newspapers, Inc. represent less than 5% of that firm's revenue for the year 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934 requires United's directors and executive officers and persons who beneficially own more than ten percent of United's stock (currently, to the best of United's knowledge, there are no such persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Persons filing such reports are required by SEC regulations to furnish United with copies of all such beneficial ownership statements filed under section 16(a) of the Exchange Act.

         Based solely on a review of such reports and written representations from United directors and executive officers, United believes that during 1997 all such reports were filed on a timely basis, except for Director W. Gaston
Caperton.   Mr. Caperton did not file one report involving two transactions.
Mr. Caperton became a director in 1997 and did not report his initial beneficial ownership of securities registered in the names of his children in which Mr. Caperton has the power to exercise sole voting authority. Mr. Caperton subsequently reported the information on an amended June 1997 Form 3 in February of 1998.

                              INDEPENDENT AUDITORS

         Ernst & Young LLP, Charleston, West Virginia, has served as the independent auditors for United and its subsidiaries since 1986 and has been selected by the Board of Directors to continue as the independent auditors for United and its subsidiaries for the next fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Presently, the next annual meeting of United shareholders is scheduled for May 17, 1999. Any shareholder proposals to be presented at that 1999 Annual Meeting must be received at the principal office of United no later than November 14, 1998. If the scheduled date for the 1999 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received.

                                       By Order of the Board of Directors

                                       /s/Richard M. Adams
                                       __________________________
                                       Richard M. Adams
                                       Chairman of the Board and
                                       Chief Executive Officer

                            UNITED BANKSHARES, INC.
                  PROXY FOR 1998 ANNUAL SHAREHOLDERS' MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint Gary L. Ellis and Steven E. Wilson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned's name on its books on March 31, 1998, at the 1998 Annual Meeting of Shareholders to be held at The University of Charleston, 2300 MacCorkle Avenue, S.E., Charleston, West Virginia, on May 18, 1998 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 7, 1998, and hereby revokes all proxies previously given by the undersigned for said meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED BELOW UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS BELOW. IF ANY MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATION OF THE BOARD OF DIRECTORS.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED BANKSHARES, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE. ALL JOINT OWNERS MUST SIGN.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

                   (up arrow) FOLD AND DETACH HERE (up arrow)


              [REVERSED OUT (WHITE ON BLACK) BULLET TYPE FOLLOWS]

                              ------------------

                               U    B    S    I

                              ------------------

                                 Annual Meeting
                                       of
                            United Bankshares, Inc.

                       Monday, May 18, 1998 at 4:00 p.m.
                          The University of Charleston
                          2300 MacCorkle Avenue, S.E.
                                 Charleston, WV

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING TWENTY-ONE NOMINEES:                 Please mark
                                                                                                your votes as [X]
                                                                                                indicated in
                                                                                                this example

1.  ELECTION OF DIRECTORS.               Richard M. Adams, Robert G. Astorg, Thomas J. Blair, III, Harry L. Buch,
                                         W. Gaston Caperton, III, Bernard H. Clineburg, C. Barrie Cook, M.D.,
                                         H. Smoot Fahlgren, Theodore J. Georgelas, F.T. Graff, Jr., William A. Hazel,
       FOR all             WITHHOLD      Russell L. Isaacs, Arthur Kellar, John M. McMahon, G. Ogden Nutting,
   nominees listed         AUTHORITY     William C. Pitt, III, I. N. Smith, Jr., Warren A. Thornhill, III, William W.
(except as marked to    to vote for all  Wagner, P. Clinton Winter, Jr. and James W. Word, Jr. as directors.
the contrary at right)  nominees listed

       |_|                    |_|        IF YOU WISH TO WITHHOLD YOUR VOTE FOR ANY OF THE ABOVE NOMINEES, SO INDICATE
                                         BY STRIKING THE NAME OF THE NOMINEE.
                                         ____________________________________________________________________________


2.  TO TRANSACT OTHER BUSINESS THAT
      MAY PROPERLY COME BEFORE THE
      MEETING.

      FOR      AGAINST      ABSTAIN

      |_|        |_|          |_|

                                                                       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                       THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                       SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
                                                                       WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                           --------    Dated . . . . . . . . . . . . . . . . , 1998
                                                                   |
                                                                   |   . . . . . . . . . . . . . . . . . . . . . . .
                                                                   |
                                                                   |   By: . . . . . . . . . . . . . . . . . . . . .
                                                                                 (Signature or Signatures)

                                                                       PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY
                                                                       IN THE ENCLOSED ENVELOPE





        "PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL
                               RECORD YOUR VOTES"
--------------------------------------------------------------------------------
                   (up arrow) FOLD AND DETACH HERE (up arrow)

     ======================================================================

                             Your vote is IMPORTANT

                    Please complete, date and sign the above
                       proxy card and return it promptly
                         in the accompanying envelope.

     ======================================================================

                         [United Bankshares, Inc. LOGO]
                    THE CHALLENGE TO BE THE BEST NEVER ENDS